Exhibit 10.10

Sale and Purchase Agreement

Party A: Guangzhou Jiesidu Energy Co., Ltd. (Buyer)

Party B: Cloudminds (Shenzhen) Holdings Co., Ltd. (Seller)

This Agreement is signed by Party A and Party B upon friendly negotiations and based on the principle of equality and free will. Both parties shall bear all liabilities and obligations specified herein.

Article I                                                 Definition

Unless otherwise specified herein, the terms in this Agreement and its appendixes shall have the following definition:

This Agreement: the text of this Agreement, purchase orders and any other document mentioned herein.

Party A: Guangzhou Jiesidu Energy Co., Ltd., a company established in China according to the law of the People’s Republic of China. The registered address is Guangzhou.

Party B: Cloudminds (Shenzhen) Holdings Co., Ltd., a company established in China according to the law of the People’s Republic of China. The registered address is Shenzhen.

Purchase order: trade vouchers signed by Party A and Party B in accordance with this Agreement, including product name, specification & model, material, quantity, delivery term, delivery method, payment method and other specific elements. They are integral parts of this Agreement (see Appendix I).

Article II                                            Execution Method of Sale and Purchase Agreement

In order to execute this Agreement, Party A shall, within the validity hereof, issue a purchase order to Party B according to its demand schedule and this Agreement. Party B shall execute the purchase order according to the price and payment method stipulated in this Agreement, and both parties shall eventually sign the purchase order.

Article III                                       Projects, Scope of Supply and Technical Standards Applicable to this Agreement

1. This Agreement applies to all projects listed in Appendix 1.

2. Upon the agreement between both parties, it is permitted to add or reduce projects from the list of projects applicable to this Agreement during the execution hereof. Each adjustment shall be confirmed by both parties in writing.

3. Technical standards: subject to the technical agreements signed between Party B and end users.

Article IV                                        Price and Delivery Term

1. The unit price of products is in RMB, including domestic transportation insurance payment, value-added tax, etc.

2. The unit price in Appendix 1 shall be subject to the price in the final purchase order, which shall not be higher than the lowest market price.

3. The delivery term of every system in the purchase order shall not be more than 4 weeks.

Article V                                             Technical Agreements and Commercial Offer

1. Party B shall complete the negotiation with end users and contract signing within 5 working days after receiving the written notice from Party A.

2. Party B shall indicate in the technical agreements signed with end users the total number of man-days required in kick-off meeting, design liaison meeting, configuration, training, factory inspection, on-site unpacking and inspection, and on-site service in the process of executing the purchase order, and affix the above-mentioned costs in the commercial offer.

3. Party B shall report the configuration and commercial offer of every system to Party A in accordance with the technical agreements signed with end users and the price of single items specified in this Agreement, and submit them to Party A upon the signature and confirmation by end users as a basis for both parties to signing an order.

Article VI                                        Payment Terms

1. Payment terms of RMB purchase orders under this Agreement: T/T payment; shipped within 30 days upon the signing hereof. Party A pays Party B the full contract price within 30 days after Party B issues a VAT invoice (at the tax rate of 17% of full contract price) to Party A.

2. Other payment methods than the one mentioned above shall be otherwise agreed upon by both parties in the purchase order.

Article VII                                   Purchase Order

1. Party A shall issue a notice of technical and business negotiation to Party B according to the progress of the project, while Party B shall make offer according to the agreed procedure and principles stipulated herein. Both parties shall sign the purchase order upon confirmation.

2. A purchase order is an integral part of this Agreement. Any right and obligation not covered in a purchase order shall be subject to this Agreement. In case of any discrepancy between a purchase order and this Agreement, the purchase order shall prevail.

3. A purchase order shall not be modified by either party unilaterally after it is confirmed by both parties. If a modification is indeed required, the party proposing the modification shall bear the consequence arising therefrom, including the signing progress and delivery term.

Article VIII                              Packaging and Transportation

1. Party B shall transport the products to the place designated by Party A with suitable transportation method, safe and reliable packaging and supporting pieces, so as to ensure product can arrive at the site in a safe and reliable manner. If products are damaged, impaired or lost during loading, unloading and transportation for the reason of Party B, Party B shall be responsible for the repair, replacement or resupply at its own cost.

2. If products are damaged, impaired or lost for the reason of the carrier, Party B shall be responsible for the repair, replacement or resupply at its own cost and hold the carrier responsible.

Article IX                                       Risk and Title Transfer of Products

The risk and title of products under this Agreement and its purchase orders shall be transferred at the point of delivery. Both parties shall bear their respective risks. That means the risk of products shall be borne by Party B before the delivery to the designated place at the agreed time and by Party A after the delivery.

Article X                                            Inspection Standards and Method

1. The end user shall be responsible for comprehensively checking and inspecting the quantity, appearance and quality of products arrived according to the standards stated in technical agreements, and issue an inspection report.

2. In case both parties have dispute on the quality and quantity of products, both parties agree to assign a third-party inspection agency jointly recognized by both parties to inspect the products, and take the inspection report issued by such agency as the basis for confirming the product quality. The inspection fee shall be borne by the party causing quality problems as mentioned in the inspection report.

3. If the end user notifies Party A of any quality problem detected during inspection, Party A shall be entitled to suspend the payment of corresponding price, and may decide whether to restore the payment according to the result of third party inspection.

Article XI                                       Quality Assurance, Warranty Period and Service

The warranty period of product in each consignment is 12 months after the on-site inspection or 18 months after the shipment, whichever is earlier.

Article XII                                  Responsibility for Breach of Contract

1. If Party B fails to deliver the products on schedule, it shall bear the following responsibilities for breach of contract for late delivery unless such delay is caused by force majeure:

1.1 Party B shall pay Party A 0.01% of the value of delayed products for each day of delay, capped at the full value of products. The payment of liquidated damage by Party B shall not relieve it of delivery obligation and the time of delivery shall be otherwise determined by both parties.

1.2 Party A shall be entitled to terminate the Agreement unilaterally if such delay exceeds 90 calendar days. In addition to paying the liquidated damage to Party A, Party B shall also compensate Party A for any direct loss caused thereby.

1.3 In case of partial delivery where Party B delays any part of delivery that leads to the unilateral termination of this Agreement by Party A, Party A shall be entitled to return the products already received by it to Party B, in which case Party B shall return the payment of those products, bear the cost arising from product return, and compensate Party A for any direct loss caused thereby.

2. If the products delivered by Party B are under-supplied according to the Agreement, Party B shall make up for the shortfall within the period requested by Party A, otherwise it shall bear the responsibility for breach of contract for late delivery according to the first clause of this article.

3. If the products delivered by Party B fail to meet the quality requirements of this Agreement, it shall bear the following responsibilities for breach of contract for quality:

3.1 If any noncompliance with quality requirements specified herein is found during on-site unpacking and inspection or installation and commissioning, Party A shall be entitled to reject products, refuse to make payment and request Party B to repair or replace products immediately.

3.2 During the warranty period, Party B shall, at its own cost, repair or replace any product with quality defect caused by Party B within the time period given by Party A.

Article XIII                             Spare Part Conditions

Party B shall guarantee the supply of spare parts of the products under this Agreement as required by Party A. Where Party B cannot provide the spare parts of the original model due to system upgrade, it shall provide alternative spare parts satisfactory to the system.

Article XIV                              Validity

1. This Agreement shall become effective on the date of signature and seal by both parties. Unless otherwise agreed, the validity is 6 months.

2. The validity of the purchase order under this Agreement ends when all rights and obligations hereunder are completed.

Article XV                                   Modification and Rescission

1. Unless otherwise agreed by both parties, neither party is allowed to make any modification to the text of this Agreement or its appendixes arbitrarily.

Where any party has any suggestion on modification, it shall notify the other party in writing and sign an amendment upon the consensus of both parties as an integral part of the Agreement.

2. Any party shall ensure the performance of this Agreement or the purchase order before the amendment is signed and takes effect, and shall not suspend the performance of any provision to be modified.

3. This Agreement or the purchase order may be rescinded upon the agreement of both parties.

4. This Agreement may be unilaterally terminated in case of one of the following conditions:  the purpose of this Agreement cannot be achieved due to force majeure; ‚ the reverse party transfers all or part of its rights and obligations hereunder to a third party without a written consent.

Article XVI                              Force Majeure

1. Where this Agreement or the purchase order cannot be performed in full or in part due to force majeure, the affected party shall not bear the responsibility for breach of contract but shall notify the other party within 24 hours after the force majeure event occurs, and provide effective documentary evidences within 14 days thereafter.

2. The affected party is obligated to take measures to minimize the damage cause by the force majeure event.

3. If the effect of the force majeure event is expected to last for more than 90 days, both parties shall friendly negotiate on how to maintain the performance or terminate this Agreement and the purchase order.

Article XVII                         Dispute Resolution Procedure

During the validity hereof, both parties shall negotiate on and settle the disputes arising out of the performance hereof based on the principle of equality and friendliness. In case such negotiation fails, both parties may file a lawsuit with the people’s court with the jurisdiction over this Agreement.

Article XVIII                    Intellectual Property Right and Confidentiality

1. Party B shall make sure that the equipment, service and documents it provides to Party A are free from any accusation of infringement of third-party patent, trade mark or industrial design right. Party B shall defend Party A or end users from any proceeding filed against them by any third party for the use of any hardware, software, spare part, special tool and technical data provided by Party B or the integrator, and shall take any and all liability and consequence arising therefrom.

2. For the sake of this Agreement and the purchase order, necessary materials may be provided to the managers, designers, constructors and integrators involved in this Agreement on the premise of confidentiality commitment. Except as aforesaid, neither party is allowed to provide or disclose this Agreement, its appendixes or the purchase order hereunder, technical agreements or the information of relevant projects to any third party, otherwise the breaching party shall bear all the consequences arising therefrom.

3. Neither Party A nor Party B is allowed to use this Agreement, its appendixes and the purchase order hereunder as materials for commercial publicity.

Article XIX                             Appendixes and Order of Interpretation

1. The following appendixes attached hereto are integral parts of this Agreement, and shall have the same legal effect as this Agreement.

2. In case of any discrepancy between this Agreement and the appendixes, they shall be interpreted in the following order:

Supplementary Agreement to this Agreement (if any)

This Agreement

Appendix 1: Purchase Order Template

Article XX                                  Validity of Agreement

This Agreement shall take effect upon the signature and seal of both parties, and shall be made in two counterparts with each party holding on counterpart respectively.

Article XXI                             Miscellaneous

1. Unless otherwise agreed, neither party shall assume any liability, obligation, compensation or remedy beyond this Agreement.

2. Any change of ownership or management right on any party during the validity hereof shall not affect the performance of this Agreement and the purchase order hereunder.

In case of merger or acquisition, the owner of the merged company, the re-registered company or the original company shall assume the rights and obligations hereunder.

3. All correspondences related to this Agreement and the purchase order hereunder shall be made in letters, facsimile or e-mail. The recipient of an important faxed copy shall sign his/her name on the first page of the fax copy and fax it back to the sender; the recipient of an email shall send the acknowledgment to the sender.

Party A: Guangzhou Jiesidu Energy Co., Ltd.		Party B: Cloudminds (Shenzhen) Holdings Co., Ltd.
Place of business: Guangzhou		Place of business: Shenzhen
Signature and seal of authorized representative:		Signature and seal of authorized representative:
By:	/s/ Lixing Xie	By:	/s/ Haitao Jiang
Name: Lixing Xie		Name: Haitao Jiang
Title: Authorized Signatory		Title: Authorized Signatory
Date: August 24, 2017		Date: August 24, 2017

Supplemental Agreement

According to the Sale and Purchase Agreement and the Purchase Order entered into between our company (Cloudminds (Shenzhen) Holdings Co., Ltd., hereinafter referred to as Party B) and your company (Guangdong Towervision Technology Development Co., Ltd., previously known as Guangzhou Jiesidu Energy Co., Ltd., hereinafter referred to as Party A) on August 24, 2017 (“Sale and Purchase Agreement” and “Purchase Order”), your company has purchased * sets of smart devices (* sets of model DT1130A and * sets of model DT1130B) from our company, amounting to RMB *, including tax.

According to the Article VI of the Sale and Purchase Agreement, the payment terms are as: “Payment terms of RMB purchase orders under this Agreement: T/T payment; shipped within 30 days upon the signing hereof. Party A pays Party B the full contract price within 30 days after Party B issues a VAT invoice (at the tax rate of 17% of full contract price) to Party A.” Both parties confirm that any contract price Party A pays to Party B will not be refunded during the performance of Sale and Purchase Agreement and Purchase Order. Besides, we have reached a consensus with your company regarding this supplementary agreement upon the signing of the Sale and Purchase Agreement (August 24, 2017).

According to the Purchase Order, we need to delivery * sets of smart devices. In addition to smart devices hardware, we still need to provide cloud artificial intelligence service of two years, encrypted network, cloud service as well as other contents and services in relation to AI application. Our company shall not bear any other delivery obligation than the service mentioned above after the contract price is paid.

Party A: Guangdong Towervision Technology Development Co., Ltd. (previously known as Guangzhou Jiesidu Energy Co., Ltd.)

By:	/s/ Lixing Xie
Name: Lixing Xie
Title: Authorized Signatory
Date: February 28, 2019

Party B: Cloudminds (Shenzhen) Holdings Co., Ltd.

By:	/s/ Haitao Jiang
Name: Haitao Jiang
Title: Authorized Signatory
Date: February 28, 2019